UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
______________________

Date of Report (Date of earliest event reported): December 12, 2019

FLOWSERVE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York	001-13179	31-0267900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 443-6500
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.25 Par Value	FLS	New York Stock Exchange LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

On December 17, 2019, Flowserve Corporation (the “Company”) announced that Sujeet Chand, Senior Vice President and Chief Technology Officer of Rockwell Automation has been elected by the Company’s Board of Directors (the “Board”) as a new member of the Board, effective December 12, 2019.  Dr. Chand joined Rockwell Automation in 2001 and has served in his current role since 2005.  Prior to joining Rockwell Automation, Dr. Chand served as Chief Operating Officer for XAP Corporation for two years and prior to that, led research & development for 12 years at Rockwell Scientific Company, a subsidiary of Rockwell International. Dr. Chand also currently serves as a member of the board of directors of Proto Labs Inc.

Dr. Chand fills the newly created directorship resulting from the increase in Board members pursuant to resolutions duly adopted by the Board under the Company’s By-Laws disclosed in Item 5.03 below.  In connection with his election to the Board, Dr. Chand has also been appointed as a member of the Audit Committee and the Finance & Risk Committee of the Board.  Dr. Chand is expected to be nominated for reelection by the Company’s shareholders at the 2020 annual meeting of shareholders.  There is no agreement or understanding between Dr. Chand and any other person pursuant to which he was selected as a director.

The Board has made an affirmative determination that Dr. Chand qualifies as an independent director under the New York Stock Exchange listing standards and the Company’s standards for director independence.  There have been no transactions directly or indirectly involving Dr. Chand that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Dr. Chand will be compensated for his service on the Board in accordance with the Company’s compensatory and other arrangements for non-employee directors, which are described in detail in the Company’s definitive proxy statement dated April 11, 2019, under the heading “Board of Directors Compensation”.

A copy of the press release issued by the Company announcing the election of Dr. Chand is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 12, 2019, the Board voted to amend the Company’s By-Laws.  Article III, Section 2 of the By-Laws, which sets forth the number of directors of the Company, was amended by the Board to increase the number of directors of the Company from ten to eleven.

The foregoing description of the amendment contained in the By-Laws is qualified in its entirety by reference to the full text of, and should be read in conjunction with, the By-Laws, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

3.1	Flowserve Corporation By-Laws, as amended and restated effective December 12, 2019.
99.1	Press release, dated December 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWSERVE CORPORATION

Dated: December 17, 2019	By:	/s/ Lanesha Minnix
Lanesha Minnix
Senior Vice President, Chief Legal
Officer and Corporate Secretary